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                                                                   Exhibit 10.47

                          AFFIRMATION OF ASSIGNMENTS OF
                        UNITED STATES AND FOREIGN PATENTS

     THIS AGREEMENT entered into as of the 19th day of October, 2001 by and between OTIS L. NELSON, JR., MARK L. NELSON, and A. RICHARD NELSON, collectively, the "Nelsons"), on the one hand, all with an address of Mark L. Nelson c/o Polar Molecular Corporation, 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237, and POLAR MOLECULAR CORPORATION, a Delaware corporation ("PMC"), with an address at 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237.

                               W I T N E S S E T H

     WHEREAS, Otis L. Nelson, Jr., Mark L. Nelson and A. Richard Nelson, (either individ-ually or collectively in any combination) on the one hand, and Polar Molecular Corporation, on the other hand, desire to supersede all agreements between the two parties which were entered into prior to the effective date of this Agreement and which relate to assignment of patents;

     NOW THEREFORE, in consideration of the mutual promises and for other good and valuable consideration the parties hereby agree as follows:

     ARTICLE I - AFFIRMATION OF ASSIGNMENTS

     1.1 The Nelsons hereby affirm, individually and collectively, that they have irrevocably assigned to PMC the exclusive and entire right, title and interest in and to the U.S. patents identified in Exhibit A attached hereto and any and all corresponding foreign patents and patent applications by an assignment document recorded in the U.S. Patent Office at Reel 4833, Frames 979-982 (copy attached) and have assigned all right, title and interest in and to U.S. Ser. No. 08/472,179 and have irrevocably assigned the exclusive and entire right, title and interest in and to the foreign patents and patent applications corresponding thereto (identified in Exhibit B attached hereto) by an assignment document recorded in the U.S. Patent Office at Reel 5281, Frame 703-705 (copy attached).

          Furthermore, the Nelsons each hereby irrevocably assign to PMC the exclusive and entire right in and to all patents, patent applications, U.S. and foreign, and all existing trademarks and copyrights, in which any of the Nelsons has or may have an interest and of which are used or useful by PMC in the conduct of its business currently conducted and as contemplated. All the patent rights and existing trademarks and copyrights described in this Section 1.1 are referred to as the "Nelson IP Rights".

     1.2 The Nelsons hereby represent and warrant that there are no liens, claims or encumbrances of any kind on any of the patents or patent applications identified in Section 1.1 hereof, or any of the other Nelson IP Rights, other than the security interests which are released under Section 4.1(a) hereof.

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     ARTICLE II - Not Used

     ARTICLE III - PREVIOUS AGREEMENTS

     3.1 On the effective date of this Agreement, all agreements oral or written between any of the Nelsons (or any combination of the Nelsons) and PMC which relate to assignment of patents or any of the other Nelson IP Rights and which were entered into prior to the effective date of this Agreement are hereby terminated and shall have no force and effect and are superseded by this Agreement.

     ARTICLE IV - RELEASES

     4.1 Otis L. Nelson, Jr., Mark L. Nelson, and A. Richard Nelson (individually and collectively in any combination) hereby release:

          (a) any and all security interests previously granted by PMC or otherwise held or possessed by any of the Nelsons in any of the Nelson IP Rights; and

          (b) any and all claims for payment of or rights to, unpaid past royalties or other forms of compensation whatsoever, and any future royalties or other forms of compensation whatsoever (excluding only the stock payment provided in Section 2.1) related to any Nelson IP Rights, including without limitation any claims or rights based on previous agreements which are terminated by Section 3.1 hereof.

     ARTICLE V - PREVIOUS PAYMENTS TO NELSONS

     5.1 Any money or other consideration previously paid to any or all of the Nelsons in connection with any patent assignment or license to PMC shall not be refunded or paid back in any manner to PMC.

     ARTICLE VI - MISCELLANEOUS PROVISIONS

     6.1 Any notice required by this Agreement or given in connection with it, shall be in writing to the address given below and shall be effective on the date it is received and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or by a recognized overnight delivery service.

                                      -2-

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          (a)  notices to the Nelsons shall be addressed to Mark L. Nelson c/o
               Polar Molecular Corporation, 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237 or to such address as specified by the Nelsons in a written notice to PMC; and

          (b) notices to PMC shall be addressed to Polar Molecular Corporation, 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237 or to such address as specified by PMC in a written notice to the Nelsons.

     6.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.

     6.3 This Agreement contains the entire understanding and agreement between the parties regarding the matters to which this Agreement relates. There are no representations, warranties, promises, covenants, or understandings other than those herein expressly set forth.

     6.4 The parties hereto agree and acknowledge that the inventions, patents and patent applications are unique assets, and for that reason, among others, the parties hereto will be irreparable damaged in the event that this Agreement is not specifically enforced. Therefore, should any dispute arise concerning the delivery or transfer of all or any of the patents or patent applications as required by the terms of this Agreement, an injunction may be issued mandating the specific performance of the applicable terms of this Agreement, without the posting of a bond therefor. Such remedy shall, however, be cumulative and not exclusive of any other remedy which the parties may have under law.

     6.5 This Agreement is made pursuant to and shall be construed under the laws of the State of Michigan.

     6.6 Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by Arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award of the Arbitrator or Arbitrators may be entered in any court having jurisdiction thereof.

                                      -3-

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     IN WITNESS WHEREOF, the parties hereto either for themselves, or by their duly authorized agents, have hereunto set their hands and seals on the day and year first above written.

ATTEST:                            OTIS L. NELSON, JR.


 /s/ Ramona Nelson                 /s/ Otis L. Nelson, Jr.
-----------------------------      ---------------------------------------------


ATTEST:                            MARK L. NELSON


 /s/ Gerard Gorman                 /s/ Mark L. Nelson
-----------------------------      ---------------------------------------------


ATTEST:                            A. RICHARD NELSON


 /s/ Ramona Nelson                 /s/ A. Richard Nelson
-----------------------------      ---------------------------------------------


ATTEST:                            POLAR MOLECULAR CORPORATION


 /s/ [Illegible]                   By: /s/ Gerard Gorman
-----------------------------          -----------------------------------------
                                   Title:  Vice President Div. Bus. Intelligence

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